                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549
                      ____________________________________

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                      ____________________________________

                        FIRSTAR BANK OF MINNESOTA, N.A.
              (Exact name of Trustee as specified in its charter)


A National Banking Association
                                    41-0122055
(State of incorporation if not a national bank)        (IRS Employer Identification No.)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                                     55101
(Address of principal executive offices)               (Zip Code)



                        FIRSTAR BANK OF MINNESOTA, N.A.
                             101 East Fifth Street
                          St. Paul, Minnesota  55101
                                (612) 229-2600
        (Exact name, address and telephone number of agent for service)
                      ___________________________________


                                URS CORPORATION



Delaware                                                       94-1381538


(State of incorporation or other jurisdiction)                (IRS Employer Identification No.)

100 California Street
San Francisco, California
                             94111
(Address of principal executive offices)                      (Zip Code)

                     _____________________________________
                  12 1/4% Senior Subordinated Notes due 2009
                        (Title of Indenture securities)

                                 Co-Registrants

                            State or
                              Other
                          Jurisdiction
                               of         Primary Standard
   Exact Name of Co-      Incorporation      Industrial
     Registrant as             or        Classification Code  I.R.S. Employer
Specified in its Charter  Organization         Number        Identification No.
------------------------  -------------  ------------------- ------------------
URS GREINER WOODWARD-        Colorado           8711             84-0628381
 CLYDE, INC.
URS GREINER WOODWARD-      Connecticut          8711             06-0847429
 CLYDE, INC.
URS GREINER WOODWARD-        Maryland           8711             74-2444918
 CLYDE, INC.
URS GREINER WOODWARD-       California          8711             94-1370980
 CLYDE, INC.--CALIFORNIA

URS GREINER WOODWARD-          Ohio             8711             34-0939859
 CLYDE, INC.--OHIO
URS GREINER WOODWARD-       Washington          8711             91-0818097
 CLYDE, INC.--WASHINGTON
URS GREINER WOODWARD-        Michigan           8711             38-1776252
 CLYDE, INC. GREAT LAKES
URS GREINER WOODWARD-         Nevada            8711             74-2578416
 CLYDE, INC. PACIFIC
URS GREINER WOODWARD-       California          8711             59-2087895
 CLYDE, INC. SOUTHERN
URS GREINER WOODWARD-        Arizona            8711             74-2444919
 CLYDE, INC. SOUTHWEST
URS GREINER WOODWARD-        Delaware           8711             84-1450309
 CLYDE GROUP, INC.
URS GREINER WOODWARD-        New York           8711             11-1980241
 CLYDE GROUP
 CONSULTANTS, INC.
URS GREINER WOODWARD-        Delaware           8711             94-3050143
 CLYDE CONSULTANTS, INC.
URS GREINER WOODWARD-        Colorado           8711             84-0466054
 CLYDE CONSULTANTS, INC.
 --COLORADO
URS CONSULTANTS, INC.--      Florida            8711             22-3342095
 FLORIDA
URS GREINER WOODWARD-        Delaware           8711             94-3077384
 CLYDE FEDERAL SERVICES,
 INC.
URS GREINER WOODWARD-        Delaware           8711             51-0341962
 CLYDE LICENSING CORP.
URS GREINER WOODWARD-        Delaware           8711             94-3216333
 CLYDE OPERATING
 SERVICES, INC.
URS GREINER WOODWARD-         Nevada            8711             94-1716908
 CLYDE INTERNATIONAL--
 AMERICAS, INC.
URS GREINER WOODWARD-        Delaware           8711             94-3128864
 CLYDE INTERNATIONAL
 HOLDINGS, INC.
URS GREINER WOODWARD-         Nevada            8711             95-1799320
 CLYDE ENGINEERING, INC.
WVP CORPORATION              Missouri           8711             43-1195901
GCH ACQUISITION            Pennsylvania         8711             25-1570578
 CORPORATION
GEO-CON, INC.              Pennsylvania         8711             25-1362374
DAMES & MOORE GROUP          Delaware           8711             95-4316617
AMAN ENVIRONMENTAL          California          1795             95-4415779
 CONSTRUCTION, INC.
BRW GROUP, INC.             California          8711             41-1839326
CLEVELAND WRECKING          California          1795             95-4628214
 COMPANY
CONTRACTING RESOURCES        Delaware           1795             91-1879833
 INTERNATIONAL, INC.
DAMES & MOORE, INC.          Delaware           8711             95-4675330
DECISIONQUEST, INC.         California          8711             95-4556077
O'BRIEN-KREITZBERG, INC.    California          8711             94-3213883
RADIAN ACQUISITION           Delaware           8711             95-4729900
 CORPORATION
RADIAN INTERNATIONAL LLC     Delaware           8711             74-2746893
SIGNET TESTING               Delaware           8711             94-3297332
 LABORATORIES, INC.
WALK, HAYDEL &              Louisiana           5169             72-0604461
 ASSOCIATES, INC.

Item 1.   General Information.  Furnish the following information as to the
          -------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                     Comptroller of the Currency
                     Treasury Department
                     Washington, DC

                     Federal Deposit Insurance Corporation
                     Washington, DC

                     The Board of Governors of the Federal Reserve System Washington, DC

          (b) The Trustee is authorized to exercise corporate trust powers.


                                    GENERAL

Item 2.   Affiliations with Obligor and Underwriters.  If the obligor or any
          ------------------------------------------
          underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

          None
          See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the
           ---------------------------------------------------------------------
obligor is not in default under any Indenture for which the Trustee acts as
---------------------------------------------------------------------------
Trustee.
-------

Item 16.  List of Exhibits.  Listed below are all the exhibits filed as a part
          ----------------
          of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-48849. Exhibit 7 is incorporated by reference from filing 333-79659.

          Exhibit 1. Copy of Articles of Association of the trustee now in effect.

          Exhibit 2.  a.  A copy of the certificate of the Comptroller of
                          Currency dated June 1, 1965, authorizing Firstar Bank of Minnesota, N. A. to act as fiduciary.

                      b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.

     Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

     Exhibit 4.  Copy of the By-Laws of the trustee as now in effect.

     Exhibit 5.  Copy of each Indenture referred to in Item 4.

     Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

     Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three
years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 16th day of July, 1999.


                                    FIRSTAR BANK OF MINNESOTA, N.A.

     (Seal)                         /s/ Frank P. Leslie

_________________________________
                                    Frank P. Leslie III
                                    Vice President

                                   EXHIBIT 6


                                    CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  July 16, 1999

                                           FIRSTAR BANK OF MINNESOTA, N.A.

                                           /s/ Frank P. Leslie
                                           _______________________________
                                           Frank P. Leslie III

                      Vice President